As filed with the Securities and Exchange Commission on December 20, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Listed Funds Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Fortuna Hedged Bitcoin Fund	NYSE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 333-215588

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 341 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-215588 and 811-23226), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-24-007402) on December 18, 2024, which is incorporated herein by reference.

The Trust currently consists of 51 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Fortuna Hedged Bitcoin ETF	33-1598956

Item 2.    Exhibits

A.
Registrant’s Certificate of Trust dated August 26, 2016 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-215588; 811-23226), as filed with the SEC via EDGAR on April 26, 2019 (Accession Number: 0000894189-19-002369).

B.
Registrant’s Certificate of Amendment to the Certificate of Trust effective December 31, 2018 is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Registration Statement on Form N-1A (file Nos. File Nos. 333-215588; 811-23226), as filed with the SEC via EDGAR on April 26, 2019 (Accession Number: 0000894189-19-002369).

C.
Registrant’s Amended and Restated Declaration of Trust dated March 19, 2019 is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-215588; 811-23226), as filed with the SEC via EDGAR on April 26, 2019 (Accession No. 0000894189-19-002369).

D..
Registrant’s Amended and Restated By-Laws dated March 19, 2019 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-215588; 811-23226), as filed with the SEC via EDGAR on April 26, 2019 (Accession No. 0000894189-19-002369).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Listed Funds Trust

December 20, 2024

/s/ Chad Fickett
Chad Fickett Secretary